news release

FOR RELEASE:
June 10, 2008

NASDAQ: SNIC

Sonic Solutions Reports Financial Results for Fourth Quarter and Fiscal Year Ended March 31, 2008

Updates Guidance

Novato, California (June 10, 2008) - Sonic Solutions® (NASDAQ: SNIC) today announced financial results for the fourth quarter and fiscal year ended March 31, 2008:

Summary Financial Results
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2008 (Non-GAAP)	2008 (GAAP)	2007 (Non-GAAP)	2007 (GAAP)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net revenue	$34,891	$34,891	$37,757	$37,757

Gross profit	$27,638	$26,426	$29,956	$28,214

Net income (loss)	$2,108	$480	$968	$(818)

Net income (loss) per diluted share	$0.08	$0.02	$0.04	$(0.03)

	Fiscal Years Ended March 31,
	2008 (Non-GAAP)	2008 (GAAP)	2007 (Non-GAAP)	2007 (GAAP)
	(unaudited)	(unaudited)	(unaudited)

Net revenue	$132,874	$132,874	$148,649	$148,649

Gross profit	$104,523	$99,723	$119,703	$114,260

Net income (loss)	$4,452	$(5,537)	$11,224	$6,250

Net income (loss) per diluted share	$0.16	$(0.21)	$0.41	$0.23

Sonic Solutions • 101 Rowland Way • Novato, CA 94945 • tel: 415.893.8000 • fax: 415.893.8008 • email: info@sonic.com

Sonic Solutions Reports Financial Results for
Fourth Quarter and Fiscal Year Ended March 31, 2008
Updates Guidance

Non-GAAP Presentation

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we also present the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures but should be considered in addition to and in conjunction with results presented in accordance with GAAP, and are intended to provide additional insight into our operations that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, offers a more complete understanding of factors and trends affecting our business. Our non-GAAP presentation should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics we use in our financial and operational decision making and (2) they are used by some of our institutional investors and the analyst community to help them analyze our operational results. The non-GAAP disclosure and the non-GAAP adjustments, including the basis for such adjustment and the impact on our operations, are outlined below:

Acquisition-Related Intangible Amortization. Under purchase accounting rules, some portion of an acquisition purchase price is allocated to intangibles, such as core and developed technology and customer contracts, which are then amortized over various periods of time. The GAAP presentation includes amortization on all acquired intangibles from prior transactions we have consummated. We have excluded the effect of amortization of acquired intangibles from our non-GAAP gross margin and net income. Amortization of acquired intangible assets expense is inconsistent in amount and frequency and is significantly affected by the timing and size of our various acquisitions. Further, the amortization expense on acquired intangibles does not result in ongoing cash expenditures, and, in management’s view, does not otherwise have a material impact on our ongoing business operations. Investors should note that the use of acquired intangible assets contributed to revenues earned during the periods presented and will continue to contribute to future period revenues. This amortization expense will recur in future periods.

Share-Based Compensation Expense Adjustment. We have excluded the effect of our share-based compensation expense from our non-GAAP operating expenses and net income as this provides our management with an important tool for financial and operational decision making and for evaluating our own recurring core business operating results over different periods of time. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies may use under SFAS No.123R, we believe that providing non-GAAP financial measures that exclude this share-based compensation expense allows investors and analysts to make meaningful comparisons between our ongoing core business operating results with those of other companies. Share-based compensation has been a significant non-cash recurring expense in our business and has been used as a key incentive offered to our employees. We believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues. Share-based compensation expense will recur in future periods.

Stock Option Review Expense Adjustment. We have excluded the effect of our stock option review expenses from our non-GAAP operating expenses and net income, as this provided our management with an important tool for financial and operations decision making and for evaluating our own recurring core business operating results over different periods of time. The expenses associated with our stock option review, which include all professional expenses incurred with the review, were significant and will be a part of our ordinary operating expenses only until all matters associated with the review have been completed. We believe that providing non-GAAP financial measures that exclude this stock option review expense allows investors and analysts to make meaningful comparisons of our ongoing core business operating results. Stock option review expense will continue to recur in future periods until all matters associated with the review have been completed.

Restructuring Expense Adjustment. We have excluded the effect of our restructuring expense from our non-GAAP operating expense, operating income and net income. These expenses were primarily associated with the closure of our Richmond Hill, Canada office, which was completed in December 2007. As these expenses were in direct association with the closure of our Canadian office, which was a one time occurrence, we believe that providing non-GAAP financial measures that exclude this restructuring expense allows investors and analysts to make meaningful comparisons of our ongoing core business operating results. Restructuring expense associated with this office closure will not recur in future periods.

Sonic Solutions Reports Financial Results for
Fourth Quarter and Fiscal Year Ended March 31, 2008
Updates Guidance

We believe our non-GAAP presentation is useful to investors for the reasons described above, and because such presentation offers investors a better understanding of our core business operating results and budget planning decisions. Management uses these non-GAAP measures internally to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets and to allocate resources. The effects of our decision to provide the non-GAAP financial measures are increases in net income of $0.06 and $0.37 per fully diluted share for the fourth quarter and fiscal year ended March 31, 2008, respectively. Material limitations associated with the use of the non-GAAP financial measures versus the comparable GAAP measures are (a) the non-GAAP measures provide a view of our earnings that does not include all of our expense obligations for the period in question, and (b) this may not enhance the comparability of our results to those of other companies who have treated such matters differently. We compensate for these limitations by providing full disclosure of the effects of these non-GAAP measures, by presenting the corresponding treatment prepared in conformity with GAAP in this release and in our financial statements and by providing a reconciliation to the corresponding GAAP measures so that investors can use the information to perform their own analysis.

Guidance

For the first fiscal quarter ending June 30, 2008, the Company’s management anticipates net revenue will be $29 million or more. Cost of revenue, excluding expenses related to the amortization of intangibles and share-based compensation, will be down slightly on a sequential basis. Operating expenses, excluding share-based compensation and one-time charges associated with both the acquisition of Simple Star, Inc. on April 24, 2008 and the final costs associated with the completion of our stock option review and the regaining of compliance with our Nasdaq obligations are estimated to be approximately $27 million. This will result in a net loss for the quarter of approximately $2.4 million or $(0.09) per share.

Options Review

We completed our stock option review in February 2008 and we have now filed all of our past quarterly and annual reports with the SEC. We will conduct our combined 2006 and 2007 Annual Shareholder Meeting on Thursday June 12, 2008. After we hold our Combined Annual Shareholder Meeting, we will have complied with all outstanding requirements from the Listing Qualifications Staff and Board of Directors of The NASDAQ Stock Market (as discussed in our prior reports filed with the SEC).

Call Details

Sonic will conduct a conference call at 1:30 p.m. PST, or 4:30 p.m. EST, today to discuss its preliminary financial results for the fourth quarter and fiscal year ended March 31, 2008. Investors are invited to listen to Sonic’s quarterly conference call on the investor section of Sonic’s website at www.sonic.com. A replay of the web cast will be available shortly after the conclusion of the call. An audio replay of the conference call will also be made available shortly after the conclusion of the call. The audio replay will remain available until midnight PST June 13, 2008, and can be accessed by dialing 888-203-1112 (for domestic callers) or 719-457-0820 (for international callers) and entering the passcode code 5981541.

Sonic Solutions Reports Financial Results for
Fourth Quarter and Fiscal Year Ended March 31, 2008
Updates Guidance

Sonic Solutions
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	March 31,		March 31,
	2008	2007	2008	2007 (1)
	(unaudited)	(unaudited)	(unaudited)

Net revenue	$34,891	$37,757	$132,874	$148,649
Cost of revenue	8,465	9,543	33,151	34,389
Gross profit	26,426	28,214	99,723	114,260

Operating expenses:
Marketing and sales	8,958	9,953	36,186	33,304
Research and development	10,346	12,643	44,511	44,513
General and administrative	6,688	7,187	27,310	20,487
Acquired in-process technology	-	-	-	3,400
Abandoned acquisition	-	-	-	1,016
Restructuring	37	-	3,152	-
	26,029	29,783	111,159	102,720
Operating income (loss)	397	(1,569)	(11,436)	11,540

Other income (expense), net	321	198	1,645	781
Income (loss) before income taxes	718	(1,371)	(9,791)	12,321

Provision (benefit) for income taxes	238	(553)	(4,254)	6,071
Net income (loss)	$480	$(818)	$(5,537)	$6,250

Net income (loss) per share:
Basic	$0.02	$(0.03)	$(0.21)	$0.24
Diluted	$0.02	$(0.03)	$(0.21)	$0.23
Shares used in computing net income (loss) per share:
Basic	26,317	26,167	26,247	25,982
Diluted	27,135	26,167	26,247	27,431

____________
(1)	Year ended March 31, 2007 balances are derived from the Company's audited consolidated financial statements included in the Company's 2007 Annual Report on Form 10-K.

Sonic Solutions Reports Financial Results for
Fourth Quarter and Fiscal Year Ended March 31, 2008
Updates Guidance

Sonic Solutions
Consolidated Balance Sheets
(In thousands, except share amounts)

	March 31,
	2008	2007 (2)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$61,955	$17,090
Restricted cash and cash equivalents	454	-
Short-term investments	1,050	47,250
Accounts receivable, net of allowances of $3,901 and $2,526 at	15,773	20,107
March 31, 2008 and 2007, respectively
Inventory	1,198	807
Deferred tax benefits	4,917	9,773
Prepaid expenses and other current assets	13,920	4,686
Total current assets	99,267	99,713
Fixed assets, net	2,959	3,241
Purchased and internally developed software costs, net	704	1,040
Goodwill	55,456	55,508
Acquired intangibles, net	35,502	40,172
Deferred tax benefits, net	16,946	15,489
Other assets	1,519	1,866
Total assets	$212,353	$217,029

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$6,118	$5,926
Accrued expenses and other current liabilities	31,589	32,440
Deferred revenue	6,854	5,558
Bank note payable	20,000	20,000
Total current liabilities	64,561	63,924

Other long term liabilities, net of current portion	2,943	2,248
Deferred revenue, net of current portion	65	24
Total liabilities	67,569	66,196

Commitments and contingencies
Shareholders' equity:
Common stock, no par value, 100,000,000 shares authorized;	163,251	162,565
26,383,277 and 26,197,119 shares issued and outstanding at
March 31, 2008 and 2007, respectively
Accumulated other comprehensive loss	(1,515)	(917)
Accumulated deficit	(16,952)	(10,815)
Total shareholders' equity	144,784	150,833
Total liabilities and shareholders' equity	$212,353	$217,029

____________
(2)	The consolidated balance sheet at March 31, 2007 has been derived from the Company's audited consolidated financial statements included in the Company's 2007 Annual Report on Form10-K.

Sonic Solutions Reports Financial Results for
Fourth Quarter and Fiscal Year Ended March 31, 2008
Updates Guidance

Sonic Solutions
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
Fourth Quarter Ended March 31, 2008
(In thousands, except per share amounts - unaudited)

	Three Months Ended

	March 31, 2008		March 31, 2008	March 31, 2007		March 31, 2007
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Net revenue	$34,891	$-	$34,891	$37,757	$-	$37,757

Cost of revenue	8,465	(1,212)	7,253	9,543	(1,742)	7,801

Acquisition-related intangible amortization	1,212	(1,212)	-	1,742	(1,742)	-

Gross profit	26,426	1,212	27,638	28,214	1,742	29,956

Gross margin	76%		79%	75%		79%

Operating expenses	26,029	(1,666)	24,363	29,783	(1,417)	28,366

Share-based compensation expense (3)	205	(205)	-	830	(830)	-
Stock option review expense (4)	1,424	(1,424)	-	587	(587)	-
Restructuring expense (5)	37	(37)	-	-	-	-
Operating income (loss)	397	2,878	3,275	(1,569)	3,159	1,590

Operating margin	1%		9%	(4)%		4%

Other income (expense), net	321	-	321	198	-	198

Income (loss) before income taxes	718	2,878	3,596	(1,371)	3,159	1,788

Provision (benefit) for income taxes *	238	1,250	1,488	(553)	1,373	820

Net income (loss)	$480	$1,628	$2,108	$(818)	$1,786	$968

Net income (loss) per share:
Basic	$0.02		$0.08	$(0.03)		$0.04
Diluted	$0.02		$0.08	$(0.03)		$0.04

Shares used in computing net income (loss) per share:
Basic	26,317		26,317	26,167		26,167
Diluted	27,135		27,135	26,167		27,585
________

[3] Share-based compensation expense consists of:
Marketing and sales	$111			$399
Research and development	$69			$211
General and administrative	$25			$220
	$205			$830

(4) Stock option review expense is included in General and Administrative expense on a GAAP basis.

(5) Restructuring expense is included as a separate line item in operating expense on a GAAP basis.

* Tax adjustment calculated by applying fiscal year ended March 31, 2008 effective tax rate of 43.45%.

Sonic Solutions Reports Financial Results for
Fourth Quarter and Fiscal Year Ended March 31, 2008
Updates Guidance

Sonic Solutions
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
Fiscal Year Ended March 31, 2008
(In thousands, except per share amounts - unaudited)

	Years Ended

	March 31, 2008		March 31, 2008	March 31, 2007		March 31, 2007
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Net revenue	$132,874	$-	$132,874	$148,649	$-	$148,649

Cost of revenue	33,151	(4,800)	28,351	34,389	(5,443)	28,946

Acquisition-related intangible amortization	4,800	(4,800)	-	5,443	(5,443)	-

Gross profit	99,723	4,800	104,523	114,260	5,443	119,703

Gross margin	75%		79%	77%		81%

Operating expenses	111,159	(12,864)	98,295	102,720	(3,353)	99,367

Share-based compensation expense (6)	1,545	(1,545)	-	2,766	(2,766)	-
Stock option review expense (4)	8,167	(8,167)	-	587	(587)	-
Restructuring expense (5)	3,152	(3,152)	-	-	-	-
Operating income (loss)	(11,436)	17,664	6,228	11,540	8,796	20,336

Operating margin	(9)%		5%	8%		14%

Other income (expense), net	1,645	-	1,645	781	-	781

Income (loss) before income taxes	(9,791)	17,664	7,873	12,321	8,796	21,117

Provision (benefit) for income taxes *	(4,254)	7,675	3,421	6,071	3,822	9,893

Net income (loss)	$(5,537)	$9,989	$4,452	$6,250	$4,974	$11,224

Net income (loss) per share:
Basic	$(0.21)		$0.17	$0.24		$0.43
Diluted	$(0.21)		$0.16	$0.23		$0.41

Shares used in computing net income (loss) per share:
Basic	26,247		26,247	25,982		25,982
Diluted	26,247		27,146	27,431		27,431

________
(4) Stock option review expense is included in General and Administrative expense on a GAAP basis.

(5) Restructuring expense is included as a separate line item in operating expense on a GAAP basis.

(6) Share-based compensation expense consists of:
Marketing and sales	$766			$1,284
Research and development	$530			$740
General and administrative	$249			$742
	$1,545			$2,766

* Tax adjustment calculated by applying fiscal year ended March 31, 2008 effective tax rate of 43.45%.

Sonic Solutions Reports Financial Results for
Fourth Quarter and Fiscal Year Ended March 31, 2008
Updates Guidance

About Sonic Solutions

Sonic Solutions (NASDAQ: SNIC; http://www.sonic.com) enables the creation, management, and enjoyment of digital media content through its Hollywood to Home™ products, services, and technologies. Sonic's products range from the advanced authoring systems used to produce Hollywood DVD and Blu-ray Disc titles to the award-winning Roxio-branded photo, video, music, and digital-media management applications. Sonic's patented technologies and AuthorScript® media engine are relied upon by leading technology firms to define rich media experiences on a wide array of consumer electronics, mobile devices, set-top players, retail kiosks, and PCs. Always an innovator, Sonic has taken a leading role in helping professional and consumer markets make the successful transition to the new high-definition media formats and, through the Qflix™ platform, Sonic is defining new models for the digital distribution of Hollywood entertainment. Sonic Solutions is headquartered in Marin County, California.

Sonic, the Sonic logo, Sonic Solutions, AuthorScript, Hollywood to Home, Qflix, and Roxio are trademarks or registered trademarks of Sonic Solutions in the United States and/or other countries. All other company or product names are trademarks of their respective owners and, in some cases, are used by Sonic Solutions under license.

Forward-Looking Statements

This press release and Sonic’s earnings conference call for the fourth quarter and fiscal year ended March 31, 2008 contain forward-looking statements that are based upon current expectations. Such forward-looking statements include expectations regarding revenue, income, expenses, capitalization and other guidance for the quarter ending June 30, 2008; views regarding opportunities presented by the “download and burn” business model; Sonic’s ability to strengthen relationships with end-users; the evolution of, and opportunities for Sonic arising from, next-generation high-definition formats and channels; future market opportunities; and the potential impact of pending litigation in which Sonic, its directors, and/or its executive officers may be involved.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, the timely introduction and acceptance of new products, such as Sonic’s high-definition series products; the costs associated with new product introduction and the possible adverse effect on gross margin; any fluctuation in demand for Sonic products; the transition of products to new hardware configurations and platforms; unforeseen increases in operating expenses; new product introductions; loss of significant customers or key suppliers; risks related to acquisitions and international operations; cost of Sarbanes Oxley (“SOX”) compliance or business expansion; costs associated with litigation or patent prosecution and intellectual property claims; and changes in effective tax rates. Other risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to; tax issues or liabilities that relate to adjustments to the measurement dates associated with stock options issued by Sonic; issues that Sonic does not currently realize exist resulting from the restatement of its financial statements and related matters; and the impact of any litigation or governmental investigations or proceedings arising out of or related to Sonic’s stock option grant practices or any restatement of its financial statements. This press release should be read in conjunction with Sonic’s most recent annual report on Form 10-K filed on February 26, 2008 and Sonic’s other reports on file with the Securities and Exchange Commission, which contain more detailed discussion of risks and uncertainties that may affect future results. Sonic does not undertake to update any forward-looking statements.

Sonic Solutions Reports Financial Results for
Fourth Quarter and Fiscal Year Ended March 31, 2008
Updates Guidance

For more information, contact:	For more information, contact:

Sonic Solutions	Sonic Solutions Investor Relations

Paul Norris, E.V.P. and Interim Chief Financial Officer	Nils Erdmann, V.P. Investor Relations

Phone: 415.893.8000 Fax: 415.893.8008	Phone: 415.893.8000 Fax: 415.893.8008

Email: paul_norris@sonic.com	Email: nils_erdmann@sonic.com